Second Quarter 2017 Results Conference Call Thursday, August 3, 2017 Exhibit 99.2

Safe Harbor Statement This presentation contains ““forward-looking statements,”“ within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the opportunity for further growth in 2017 for ILUVIEN and the ability of Alimera to achieve positive operating cash flow. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Words such as ““anticipate,”“ “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “contemplate,” “predict,” “project,” “target,” “likely,” “potential,” “continue,” “ongoing,” “will,” “would,” “should,” “could,” or the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward- looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, continued market acceptance of ILUVIEN in the U.S. and Europe, including physicians' ability to obtain reimbursement, as well as other factors discussed in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2016 and for the quarter ended March 31, 2017, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at http://www.sec.gov. Additional factors may also be set forth in those sections of Alimera’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, to be filed with the SEC in the third quarter of 2017. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward- looking statements and estimates will be achieved. All forward-looking statements contained in this presentation are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this presentation (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise. © 2017 Alimera Sciences, Inc., All Rights Reserved 2

3 2Q 2017 Highlights Revenue Growth 2Q17 $10.4M 2Q16 $9.6M 8% • Positive Adjusted EBITDA* of $0.5 million Q2 2017 • 8% Global revenue growth Q2 2017 over Q2 2016 • Global End User Demand increased 6% Q2 2017 compared to Q2 2016 • ILUVIEN launched in Italy by our Italian distributor in June © 2017 Alimera Sciences, Inc., All Rights Reserved *Please see Non-GAAP financial information on slide 11 of this presentation

4 Positive Adjusted EBITDA* of $0.5M Achieved © 2017 Alimera Sciences, Inc., All Rights Reserved Achieved due to Cost saving measures Increases in end user demand and revenue • Management of operating expenses • Increases in end user demand • Revenue growth *Please see Non-GAAP financial information on slide 11 of this presentation

5 Uveitis Indication for ILUVIEN © 2017 Alimera Sciences, Inc., All Rights Reserved July 2017 Licensed Territories for Posterior Uveitis • Europe • Middle East • Africa Planned submission for uveitis in 17 EU countries (where ILUVIEN is currently approved for DME) in Q1 2018 Announced transaction that allows Alimera to pursue posterior uveitis as a second indication for ILUVIEN

6 Positive Real World Data © 2017 Alimera Sciences, Inc., All Rights Reserved Medisoft Audit 305 patients 345 eyes United Kingdom Published in EYE, July 2017 USER Study 130 patients 160 eyes U.S. To be Presented Fall 2017, Multiple Venues

Financial Overview Rick Eiswirth, President & CFO

© 2017 Alimera Sciences, All Rights Reserved 8 2Q17 $10.4M 2Q16 $9.6M 8% Global Revenue U.S. End User Unit Demand 2Q17 $8.1M 2Q16 $7.2M U.S. Revenue 2Q16 2Q17 $2.3M $2.3M International Revenue 13% 9%

9 © 2017 Alimera Sciences, Inc., All Rights Reserved 2Q16 2Q17 $11.0M $15.5M 29% Operating Expenses 2Q16 2Q17 $2.8M $6.9M 59% GAAP Net Loss 2Q16 2Q17 $0.5M ($4.4M) Adj. EBITDA* 2Q16 2Q17 $9.1M $13.4M 32% Adj. Operating Expenses* *Please see Non-GAAP financial information on slide 11 of this presentation

Closing Remarks Dan Myers, CEO

11 Non-GAAP Financial Information © 2017 Alimera Sciences, Inc., All Rights Reserved Alimera believes that the non-GAAP financial information provided in this presentation can assist investors in the overall understanding of its financial performance when considered together with GAAP figures. This presentation contains a discussion of certain non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP, but believes that the non-GAAP measures of Adjusted EBITDA and Adjusted Operating Expenses will be a more relevant measure of Alimera's operating performance. For the purpose of this presentation, “Adjusted EBITDA” is adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation expense, and to the extent they are included in the calculation of earnings, net unrealized gain (loss) from foreign currency exchange transactions and gains (losses) from the change in the fair value of derivative warrant liability. “Adjusted Operating Expenses” is operating expenses excluding depreciation, amortization and non-cash stock-based compensation expense. Alimera uses Adjusted EBITDA and Adjusted Operating Expenses in the management of its business and Alimera's lender uses Adjusted EBITDA as a financial covenant measurement. Accordingly, Adjusted EBITDA and Adjusted Operating Expenses for the second quarter of 2017 have been presented in certain instances excluding items identified in the reconciliations provided. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures reported by other companies since not all companies may calculate these measures in an identical manner and, therefore, they are not necessarily an accurate measure of comparison between companies. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in Alimera's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, Alimera presents its non-GAAP financial results in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure.

Second Quarter 2017 Results Conference Call Thursday, August 3, 2017